Exhibit 3.1.29

[illegible]

SIR: In compliance with the requirements of an act of the General Assembly of the Commonwealth of Pennsylvania titled “An act to provide for the incorporation and regulation of certain corporations,” approved the 29th day of April 1874, and the several supplements thereto, the undersigned ALL of whom are citizens of Pennsylvania, having associated themselves together for the purpose hereinafter specified, and desiring that they may be incorporated, letters patent may issue, they and their successors according to law, do hereby certify:

1st.        The name of the proposed corporation is

      THE NITTANY PRINTING AND PUBLISHING COMPANY

2d.        Said corporation is formed for the purpose of

    The transaction of a printing and publishing business &c.,

3d.        The business of said corporation is to be transacted in State College Borough, Centre County, Pennsylvania.

4th.        Said corporation is to exist: Perpetually.

5th.        The name and residences of the subscribers and the number of shares subscribed in each, are as follows:

Name	Residence	No. of Shares

Louis E. Reber	State College, Pa.	___
George C. Lutz	State College, Pa.	___
F. E. Foss	State College, Pa.	___
John Price Jackson	State College, Pa.	___

6th.        The number of directors of said corporation is fixed at FOUR (4) and the names and residences of the chosen directors for the first year are as follows:

Name	Residence

Louis E. Reber	State College, Pa.
George C. Lutz	State College, Pa.

7th.        The amount of the capital stock of said corporation is $15,000.00 divided into 600 shares of the par value of $25.00 and $1,500.00 being ten per centum of the capital stock, has been paid in cash to the Treasurer of said corporation, whose name and residence are:

F. E. Foss, State College, Penna.

Louis E. Reber, (SEAL)	John Price Jackson, (SEAL)

State of Pennsylvania	)
	)	ss.
County of Centre	)

Before me a Notary Public in and for the county aforesaid, personally came the above named Louis E. Reber, and John Price Jackson, who in due form of law acknowledge the foregoing instrument to be their act and deed for the purposes therein specified.

Witness my card and Seal of office, the          day of June, 1907.

(SEAL)

[illegible]

State of Pennsylvania	)
	)	ss.
County of Centre	)

Personally appeared before me this                  day of June. A.D. 1907,                 , who being duly sworn, according to law, depose and say that the statements contained in the foregoing instrument are true.

Sworn and subscribed before me, the day and year aforesaid.

(SEAL)

[illegible]

EXECUTIVE CHAMBER

To the Secretary of the Commonwealth

Having examined the within application and found it to be in proper form and within the purposes of the class of corporations specified in section two, of the act, entitled “An act to provide for the incorporation and regulation of certain corporations,” approved April 29th, A. D. 1874, and the several supplements thereto, I hereby approve the same, and direct that letters patent issue according to law.

SECRETARY’S OFFICE

Pennsylvania, ss:

Entered in Charter Book No. 78, page 147.

Witness my hand and Seal of office at Harrisburg, this 1st day of September 1907.

Lewis E. Seitler

ARTICLES OF AMENDMENT

In compliance with the requirements of Article VIII of the Act of the General Assembly of the Commonwealth of Pennsylvania, known as the “Business Corporation Law” approved May 5, 1933, P. L. 364, and amendments thereto, providing for amendments to the Articles of Incorporation of corporations, The Nittany Printing and Publishing Company hereby certifies, under its corporate seal:

1.        That its name is The Nittany Printing and Publishing Company and that its registered office is located at 119 South Fraser Street, State College, Pennsylvania.

2.        That it is a corporation incorporated and existing under the Act of the General Assembly of the Commonwealth of Pennsylvania, as shown by its Certificate of Incorporation dated the 1st day of September, 1903, and recorded in the Office of the Secretary of the Commonwealth in Charter Book No. 78, page 147 and in the office of the Recorder of Deeds in and for the County of not recorded on the              day of                  in                                                                  .

3.        (a)         That at a meeting of the Board of Directors of said corporation held on November 11, 1965, a resolution was adopted authorizing an amendment to Paragraphs 2-7 of the Articles of Incorporation of the said corporation, and directing that such amendment be submitted to a vote of the shareholders entitled to vote thereon at a meeting to be held on January 21, 1966.

  (b)        That a meeting of the shareholders of said corporation to take action upon the proposed amendment was held on January 21, 1966, at the registered office of the corporation, pursuant to* the requirements of the By-Laws regarding special meetings of shareholders and the giving of 10 days notice, with notice waived in writing.

4.        That at the time of the meeting of the shareholders on January 21, 1966, the authorized number of all shares of the capital stock of the corporation (whether voting or non-voting) was 600 voting shares of which 526 voting shares were issued and outstanding and 484 were entitled to vote on the proposed amendment and 42 shares held in the treasury.

5.        That at the meeting of the shareholders, held January 21, 1966 the amendment herein set forth was adopted; 484 shares were voted in favor of the resolution amending the Articles of Incorporation of the corporation in the manner hereinafter set forth, and No shares were voted against the resolution, viz.:

“RESOLVED that Paragraphs 2 and 7 of the Articles of Incorporation of this corporation which reads as follows:

* Set forth the kind and period of notice given to the shareholders, whether 10 days or 60 days or whether notice was waived in writing by all shareholders entitled to vote thereon.

2nd.	Said corporation is formed for the purpose of

  The transaction of a printing and publishing business.

7th.	The amount of the capital stock of said corporation is $15,000.00 divided into 600 shares of the par value of $25.00 and $1,500.00 being ten per centum of the capital stock, has been paid in cash to the Treasurer of said corporation, whose name and residence are: F. E. Foss, State College, Pennsylvania.

Be and the same is hereby amended to read as follows:

2nd.	Said corporation is formed for the purpose of

To engage in the general business of printing and publishing and to carry on the business of newspaper and magazine publishing as proprietor; to act as manufacturer and distributor of engravings, prints, pictures, drawings and any written, engraved, painted or printed productions; to carry on the business of advertising as agent, contractor, and designer; to purchase and otherwise acquire, own, lease, mortgage and sell real property, personal property and improvements to real property; to engage directly or as a shareholder, by purchase of stock, bonds, debentures or other obligations or securities, in any manufacturing, commercial, research enterprise, whether newly formed or already in existence, to acquire, retain, deal with and dispose of the shares of stock, bonds, or securities of any corporation; and to do and perform any and all other acts or things in furtherance of these corporate purposes.

7th.        The Amount of capital stock of the corporation is $600,000.00, represented by two classes of stock: A preferred stock in the total capital amount of $525,000.00, consisting of 5250 shares each having a par value of $100.00; the preferred stock will be non-voting, will carry a non-cumulative dividend rate of 6% per year and the By-Laws will provide that dividends may not be paid on common shares until the preferred shares receive a 6% dividend in that particular dividend period. A common stock in the total capital amount of $75,000.00 consisting of 75,000 shares each share having a par value of $1.00; the common stock shall have one vote per share and shall have all the rights attaching to common stock.

“RESOLVED FURTHER that the President and Secretary of this corporation be and they are hereby authorized, empowered and directed to execute, under the corporate seal of this corporation, Articles of Amendment to the Articles of Incorporation and to file such Articles of Amendment with the Department of State of the Commonwealth of Pennsylvania.”

IN TESTIMONY WHEREOF, The Nittany Printing & Publishing Company has caused these Articles of Amendment to be signed by its President and its corporate seal, duly attested by its Secretary, to be hereunto affixed this 21st day of January, 1966.

The Nittany Printing & Publishing Company

By	/s/ Claude G. Aikens
President

Attest

/s/ Jerome Weinstein
Secretary
(SEAL)

Commonwealth of Pennsylvania	)
	)	ss.
County of Centre	)

On this 21st day of January, 1966, before me a Notary Public in and for the State and County aforesaid, personally appeared Claude G. Aikens, the President, and Jerome Weinstein the Secretary, of the above named corporation, who, being duly sworn, or affirmed, did depose and say that they are respectively President and Secretary of said corporation; that the foregoing Articles of Amendment were duly signed and sealed by them as the act and deed of the corporation; that the seal affixed thereto is the common and corporate seal of the corporation; and that the statements therein are true to the best of the knowledge and belief of each deponent.

/s/ Claude G. Aikens

/s/ Jerome Weinstein

Sworn and subscribed before me this

21st day of January, 1966

(SEAL)

Approved in the Department of State, on the 30th day of December A.D. 1966

/s/ [signature illegible]
Secretary of the Commonwealth

/s/ [signature illegible]
Secretary of the Commonwealth

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

DEPARTMENT OF STATE

CORPORATION BUREAU

In compliance with the requirements of section 983 of the business Corporation Law, act of May 5, 1933,(N.L. 364) (15 P.S. § _903), the undersigned corporations, desiring to effect a merger, hereby certify that:

1. The name of the corporation surviving the merger is:

THE NITTANY PRINTING AND PUBLISHING COMPANY

2. The surviving corporation is a domestic corporation and the location of its registered office in the Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department).

119 South Fraser Street, State College, Pennsylvania 16801

3. The name and the location of the registered office of each other domestic business corporation which is a party to the plan of merger is as follows:

BALD KNOB DEVELOPMENT CORPORATION	Route 322

Boalsburg, Pennsylvania.

4. The plan of merger shall be effective on April 30, 1977, at 12:00 Noon, for accounting purposes only.

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

BALD	KNOB DEVELOPMENT CORPORATION – Approved by consents in writing setting forth the action so taken signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the Corporation

THE NITTANY PRINTING AND PUBLISHING COMPANY – Approved by consents in writing setting forth the action so taken signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6. The plan of merger is set forth in Exhibit 2 attached hereto and made a part hereof.

IN TESTIMONY WHEREOF, each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 29th day of April, 1977.

ATTEST:	BALD KNOB DEVELOPMENT CORPORATION

[signature illegible]	BY:	[signature illegible]

ATTEST:	THE NITTANY PRINTING AND PUBLISHING COMPANY

[signature illegible]	BY:	[signature illegible]

PLAN AND AGREEMENT OF REORGANIZATION

BY MERGER OF

BALD KNOB DEVELOPMENT CORPORATION

WITH AND INTO

THE NITTANY PRINTING AND PUBLISHING COMPANY

UNDER THE NAME OF

“THE NITTANY PRINTING AND PUBLISHING COMPANY”

Bald Knob Development Corporation, a Pennsylvania corporation, and The Nittany Printing and Publishing Company, a Pennsylvania corporation, sometimes hereinafter referred to as the “surviving corporation,” agree as follows:

ARTICLE 1

PLAN OF REORGANIZATION

Plan Adopted

1.01. A plan of reorganization of Bald Knob Development Corporation and The Nittany Printing and Publishing Company, pursuant to the provision of the Pennsylvania Business Corporation Law is adopted as follows:

(1) Bald Knob Development Corporation shall be merged with and into The Nittany Printing and Publishing Company, to exist and be governed by the laws of Pennsylvania.

(2) The name of the surviving corporation shall be: The Nittany Printing and Publishing Company.

(3) When this agreement shall become effective, the separate existence of Bald Knob Development Corporation shall cease and the surviving corporation shall succeed, without other transfer, to all the rights and property of Bald Knob Development Corporation and shall be subject to all the debts and liabilities of such corporation in the same manner as if the surviving corporation had itself incurred them. All rights of creditors and all liens upon the property of each constituent corporation shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the merger.

(4) The surviving corporation will carry on business with the assets of Bald Knob Development Corporation as well as with the assets of The Nittany Printing and Publishing Company.

(5) The shareholders of Bald Knob Development Corporation will surrender all of their shares in the manner hereinafter set forth.

(6) In exchange for the shares of Bald Knob Development Corporation, surrendered by its shareholders, the surviving corporation will cancel such shares and the increments of such cancellation will flow pro rata to each of the shareholders of The Nittany Printing and Publishing Company.

(7) The shareholders of The Nittany Printing and Publishing Company will retain their shares as shares of the surviving corporation.

Effective Date

1.02. The Effective Date of the merger shall be 12:00, Noon, on April 30, 1997, for accounting purposes only.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

OF CONSTITUENT CORPORATIONS

Nonsurvivor

2.01. As a material inducement to the surviving corporation to execute this Agreement and perform its obligations hereunder, Bald Knob Development Corporation represents and warrants to surviving corporation as follows:

(1) Bald Knob Development Corporation is a corporation duly organized Pennsylvania, which corporate power and authority to own property and carry on its business as it is now conducted.

(2) Bald Knob Development Corporation has furnished survivor with the audited balance sheet of Bald Knob Development Corporation. Specifically but not by way of limitation, the Balance Sheet discloses in accordance with generally accepted accounting principles all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of Bald Knob Development Corporation at the Balance Sheet Date, and includes appropriate reserves for all taxes and other liabilities accrued or due at such date but not yet payable.

(3) All required federal, state, and local tax returns of Bald Knob Development Corporation have been accurately prepared and duly and timely filed, and all federal, state, and local taxes required to be paid with respect to the periods covered by such returns, have been paid.

(4) Bald Knob Development Corporation further represents and warrants that there have been no adverse changes since the balance sheet date; that there are no pending legal actions or litigation; that it has valid and legal title to its property or other assets; that it is not a party to a contact not made in the ordinary course of business; that no changes in executive compensation have been made during merger negotiations; that is has made no unusual purchase commitments; that it pays all accounts receivable or valid claims; and that it has disclosed all material facts relating to the merger.

2.02. As a material inducement to Bald Knob Development Corporation to execute this Agreement and perform its obligations hereunder, The Nittany Printing and Publishing Company represents and warrants to Bald Knob Development Corporation as follows:

(1) The Nittany Printing and Publishing Company is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own property and carry on its business as it is now being conducted.

Securities’ Law

2.03. If required, the parties will mutually arrange for and manage all necessary procedures under the requirements of federal and Commonwealth securities laws.

ARTICLE 3

COVENANTS, ACTIONS, AND OBLIGATIONS

PRIOR TO THE EFFECTIVE DATE

Interim Conduct of Business; Limitations

3.01. (1) Pending consummation of the merger, each of the constituent corporations will carry on its business in substantially the same manner as heretofore and will use its best efforts to maintain its business organization intact, to retain its present employees, and to maintain its relationships with suppliers and others having business relationships with it.

Submission to Shareholders and Filing

3.02. This Agreement shall be submitted separately to the shareholders of the constituent corporations in the manner provided by the laws of the Commonwealth of Pennsylvania.

ARTICLE 4

MANNER OF CONVERTING SHARES

Manner

4.01. On the effective date the holders of shares of Bald Knob Development Corporation shall surrender their shares to the Secretary of The Nittany Printing and Publishing Company.

Shares of Survivor

4.02. (1) The presently outstanding 5240 shares of common and 5240 shares of 6% preferred stock of The Nittany Printing and Publishing Company shall remain outstanding.

ARTICLE 5

DIRECTORS AND OFFICERS

Directors and Officers of Survivor

5.01. (1) The present Board of Directors of The Nittany Printing and Publishing Company shall continue to serve as the Board of Directors of the surviving corporation until the next annual meeting or until such time as their successors have been elected and qualified.

ARTICLE 6

ARTICLES OF INCORPORATION

Articles of Surviving Corporation

6.01. The Articles of The Nittany Printing and Publishing Company as existing on the effective date of the merger, shall continue in full force as the Articles of the surviving corporation until altered, amended, or repealed as provided therein or as provided by law.

ARTICLE 7

BYLAWS

Bylaws of Survivor

7.01. The bylaws of The Nittany Printing and Publishing Company, as existing on the effective date of the merger, shall continue in full force as the bylaws of the surviving corporation until altered, amended, or repealed as provided therein or as provided by law.

ARTICLE 8

TERMINATION

Circumstances

8.01. This agreement may be terminated and the merger herein provide for may be terminated at any time prior to the Effective Date of the merge and notwithstanding the approval of the shareholders of either of the constituent corporations:

(1) By mutual consent of the Board of Directors of the constituent corporations.

ARTICLE 9

INTERPRETATION AND ENFORCEMENT

Further Assurances

9.01. Bald Knob Development Corporation hereby agrees that from time to time as and when requested by the Surviving Corporation or by its successor or assigns, it will execute and deliver or cause to be executed and delivered, all such deeds and other instruments and will take or cause to be taken such further or other actions as the Surviving Corporation may deem necessary or desirable in order to vest or perfect in, or conform of record or otherwise to, the Surviving Corporation title to and possession of all the property, rights, privileges, powers, and franchises referred to in Article 1 hereof, and otherwise to carry out the intent and purposes of this Agreement.

Entire Agreement; Counterpart

9.02. This instrument and the exhibits hereto contain the entire agreement between the parties with respect to the transaction contemplated hereby.

Controlling Law

9.03. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the Commonwealth of Pennsylvania, the state in which this agreement is [illegible]

Executed on April 1, 1977, at State College, Pennsylvania.

ATTEST:	BALD KNOB DEVELOPMENT CORPORATION

[signature illegible]	BY:	[signature illegible]

ATTEST:	THE NITTANY PRINTING AND PUBLISHING COMPANY

[signature illegible]	BY:	[signature illegible]